SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 12, 2004

                                   ----------


                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



            Delaware                    000-21629                13-4131019
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)


           900 Third Avenue
              New York, NY                                           10022
 (Address of principal executive offices)                          (Zip code)


Registrant's telephone number, including area code:  (212) 593-1000

Item 5.     Other Events and Regulation FD Disclosure

      On February 12, 2004, Kroll Inc. ("Kroll") announced its financial results for the fourth quarter of 2003 and the full year ended December 31, 2003. Net sales for the fourth quarter of 2003 were $144.6 million compared to net sales of $92.5 million for the fourth quarter of 2002. For the fourth quarter of 2003, income from continuing operations was $12.9 million, or $0.30 per diluted share, compared to income from continuing operations of $5.2 million, or $0.13 per diluted share, for the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $12.9 million, or $0.30 per diluted share, compared to net income of $5.1 million, or $0.13 per diluted share, for the fourth quarter of 2002.

      Net sales for the quarter ended December 31, 2003 included $6.5 million in success fees.

      Kroll generated cash from operations in the fourth quarter of 2003 of approximately $24 million. At December 31, 2003, Kroll had $22.8 million in cash, cash equivalents and short-term investments.

      For the year ended December 31, 2003, net sales were $485.5 million compared to net sales of $284.2 million for the year ended December 31, 2002. Income from continuing operations for the year ended December 31, 2003 was $46.2 million, or $1.09 per diluted share, compared to income from continuing operations of $16.5 million, or $0.54 per diluted share, for the year ended December 31, 2002. Net income for the year ended December 31, 2003 was $37.9 million, or $0.90 per diluted share, compared to net income of $16.4 million, or $0.54 per diluted share, for the year ended December 31, 2002.

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits.

            99.1  Press Release dated February 12, 2004

      The information in the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 12.    Results of Operations and Financial Condition

      The following information, including the exhibit attached hereto, is being furnished pursuant to Item 12 of this Form 8-K.

      On February 12, 2004, Kroll announced its financial results for the fourth quarter of 2003 and the full year ended December 31, 2003. A copy of the press release is attached as an exhibit hereto, which is incorporated in this Item 12 by reference.

      In the press release, Kroll included a non-GAAP financial measure to describe income from continuing operations excluding a restructuring charge. Kroll believes that this financial measure provides useful information to investors because it provides information about the financial performance of Kroll's on-going business. The restructuring charge is principally related to office closure and employee termination costs. Kroll also included in the press release the comparable GAAP income from continuing operations number, including the restructuring charge.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KROLL INC.


                                   By: /s/ Steven L. Ford
                                      ---------------------------------------
                                      Name:  Steven L. Ford
                                      Title: Executive Vice President and Chief
                                             Financial Officer


Date:  February 12, 2004